UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2010

GSC Investment Corp.
(Exact name of registrant as specified in charter)

Maryland	001-33376	20-8700615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Campus Drive, Suite 220 Florham Park, New Jersey 07932
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 437-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2010, GSC Investment Corp. (the “Company”) and GSCP (NJ), L.P. (the “Administrator” or the “Investment Adviser”) entered into: (1) the Second Amendment to the Administration Agreement and (2) the Third Amendment to the Investment Advisory and Management Agreement. On March 21, 2010, the Company and the Administrator entered into the Agreement to Waive Certain Rights Under the Administration Agreement.

Under the Second Amendment to the Administration Agreement, the Company and the Administrator agreed to shorten the notice period for termination of the Administrator from 60 days to 30 days for the period of March 22, 2010 to March 21, 2011 (the “Renewal Term”).

Under the Third Amendment to the Investment Advisory and Management Agreement, the Company and the Investment Advisor agreed to shorten the notice period for termination of the Investment Adviser from 60 days to 30 days during the Renewal Term.

Under the Agreement to Waive Certain Rights Under the Administration Agreement, the Administrator agreed to waive its right to any and all reimbursements that the Company is obligated to pay pursuant to Section 4 of the Administration Agreement dated March 21, 2007 until the earlier to occur of (i) the expiration of the Renewal Term and (ii) such time as the total assets of the Company exceed $500 million.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Administration Agreement dated March 31, 2010 by and between GSC Investment Corp. and GSCP (NJ), L.P.

10.2	Third Amendment to the Investment Advisory and Management Agreement dated March 31, 2010 between GSC Investment Corp. and GSCP (NJ), L.P.

10.3	Agreement to Waive Certain Rights Under the Administration Agreement dated March 21, 2010 by and between GSC Investment Corp. and GSCP (NJ), L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Investment Corp.

Date:	March 31, 2010	By:	/s/ Eric Rubenfeld
			Name:	Eric Rubenfeld
			Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the Administration Agreement dated March 31, 2010 by and between GSC Investment Corp. and GSCP (NJ), L.P.

10.2	Third Amendment to the Investment Advisory and Management Agreement dated March 31, 2010 between GSC Investment Corp. and GSCP (NJ), L.P.

10.3	Agreement to Waive Certain Rights Under the Administration Agreement dated March 21, 2010 by and between GSC Investment Corp. and GSCP (NJ), L.P.

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